Strictly private & confidential

Exhibit (c)(iv)

Project Ranger

Discussion materials

September 17, 2001

Deutsche Banc Alex. Brown represents the Investment Banking activities of Deutsche Banc Alex. Brown Inc. (US) and Deutsche Bank Securities Ltd. (Canada).
Deutsche Banc Alex. Brown Inc. and Deutsche Bank Securities Ltd. are subsidiaries of Deutsche Bank AG.

These materials were prepared by Deutsche Banc Alex. Brown based on publicly available information and information provided by Ranger Management as of September 10, 2001, without independent verification by Deutsche Banc Alex. Brown. These materials are subject to further due diligence and discussion and do not constitute a specific transaction recommendation or an opinion as to valuation or otherwise, and should not be relied upon as the basis for any investment decision. No representation or warranty (express or implied) is made by Deutsche Banc Alex. Brown as to the accuracy or completeness of the information herein. The materials are intended solely for review by the client and are not for publication or distribution to any other parties.

Contents

Section

1	Executive summary	4

2	Going private transaction: illustrative analysis	13

Appendix

I	Review of Ranger market performance and shareholder base	19

Project Ranger

Section 1

Executive summary

Project Ranger

Today’s agenda

•	Review financial projections

•	Review transaction multiples and initial borrowings assuming various going private transaction prices

•	Review illustrative analysis assuming a $50.00 purchase price per share

•	Other items

Project Ranger

Summary financial projections

($ in millions)	Fiscal year ended April 30,

		Projected
	Actual
	2001	2002	2003	2004	2005	2006

Income Statement Data:

Revenue	$649.6	$642.1	$647.2	$669.6	$697.4	$727.2

Revenue growth	-10.5%	-1.1%	0.8%	3.5%	4.1%	4.3%

EBITDA	51.9	46.0	50.4	54.9	59.4	63.7

EBITDA margin	8.0%	7.2%	7.8%	8.2%	8.5%	8.8%

Operating income	39.8	31.9	36.3	40.7	44.7	48.3

Operating income margin	6.1%	5.0%	5.6%	6.1%	6.4%	6.6%

Net income	27.5	22.1	26.4	30.0	33.4	36.7

Net income margin	4.2%	3.4%	4.1%	4.5%	4.8%	5.0%

Balance Sheet Data:

Cash & Marketable Securities	$88.5	$94.6	$115.4	$139.4	$166.9	$197.8

Total Debt (1)	126.5	114.6	114.6	114.6	114.6	114.6

Equity	222.7	238.2	260.5	286.2	315.4	347.9

Source: Company management.

(1)	Includes Retirement and Deferred Compensation.

Project Ranger

Financial projections by segment: Revenue

(FYE April 30; $ in millions)

	2002	2003	2004	2005	2006

Western Europe	$148.4	$139.5	$139.5	$143.7	$148.0

Eastern Europe	27.3	27.6	28.4	29.3	30.1

Latin America	37.3	38.4	39.6	40.7	42.0

Asia	27.5	27.5	28.3	29.1	30.0

Total International	240.4	232.9	235.7	242.8	250.1

Chemical	166.1	166.1	171.7	177.9	185.0

Plumbmaster	116.2	121.6	127.6	133.5	139.7

Partsmaster	44.9	46.3	47.6	49.1	50.5

Landmark	44.4	47.3	50.6	54.2	57.9

RPG	30.0	33.0	36.3	39.9	43.9

Total Domestic	401.6	414.3	433.9	454.6	477.2

Total Company	$642.1	$647.2	$669.6	$697.4	$727.2

Source: Company management.

Project Ranger

Financial projections by segment: Revenue growth

(FYE April 30; $ in millions)

	2002	2003	2004	2005	2006

Western Europe	-9.5%	-6.0%	0.0%	3.0%	3.0%

Eastern Europe	-2.5%	1.0%	3.0%	3.0%	3.0%

Latin America	3.0%	3.0%	3.0%	3.0%	3.0%

Asia	-5.0%	0.0%	3.0%	3.0%	3.0%

Total International	-6.4%	-3.1%	1.2%	3.0%	3.0%

Chemical	-2.0%	0.0%	3.4%	3.6%	4.0%

Plumbmaster	4.3%	4.6%	4.9%	4.6%	4.6%

Partsmaster	3.0%	3.0%	3.0%	3.0%	3.0%

Landmark	6.0%	6.5%	7.0%	7.0%	7.0%

RPG	14.5%	10.0%	10.0%	10.0%	10.0%

Total Domestic	2.3%	3.1%	4.7%	4.8%	5.0%

Total Company	-1.1%	0.8%	3.5%	4.1%	4.3%

Source: Company management.

Project Ranger

Financial projections by segment: Operating income

(FYE April 30; $ in millions)

	2002	2003	2004	2005	2006

Western Europe	$19.3	$19.5	$19.5	$20.1	$20.7

Eastern Europe	6.1	5.5	5.4	5.3	5.4

Latin America	2.6	2.7	2.8	3.0	3.1

Asia	2.6	2.6	2.7	3.1	3.5

Total International	30.6	30.3	30.5	31.5	32.7

Chemical	14.1	15.9	16.8	18.6	19.4

Plumbmaster	6.9	8.4	10.2	10.6	11.1

Partsmaster	4.5	4.6	4.8	4.9	5.1

Landmark	—	1.2	2.5	2.7	2.9

RPG	4.7	5.1	5.7	6.2	6.9

Total Domestic	30.2	35.3	40.0	43.1	45.4

Total Company	$60.8	$65.6	$70.5	$74.5	$78.1

Corporate expenses	(14.9)	(15.3)	(15.8)	(15.8)	(15.8)

Unallocated international expense	(14.0)	(14.0)	(14.0)	(14.0)	(14.0)

EBIT	$31.9	$36.3	$40.7	$44.7	$48.3

Source: Company management.

Project Ranger

Financial projections by segment:
Operating margins

(FYE April 30; $ in millions)

	2002	2003	2004	2005	2006

Western Europe	13.0%	14.0%	14.0%	14.0%	14.0%

Eastern Europe	22.5%	20.0%	19.0%	18.0%	18.0%

Latin America	7.0%	7.0%	7.1%	7.4%	7.4%

Asia	9.3%	9.3%	9.7%	10.6%	11.5%

Total International	12.7%	13.0%	12.9%	13.0%	13.1%

Chemical	8.5%	9.6%	9.8%	10.5%	10.5%

Plumbmaster	5.9%	6.9%	8.0%	8.0%	8.0%

Partsmaster	10.0%	9.9%	10.1%	10.0%	10.1%

Landmark	0.0%	2.5%	5.0%	5.0%	5.0%

RPG	15.6%	15.6%	15.6%	15.6%	15.6%

Total Domestic	7.5%	8.5%	9.2%	9.5%	9.5%

Total Company	5.0%	5.6%	6.1%	6.4%	6.6%

Source: Company management.

Project Ranger

Summary going private transaction analysis

($ in millions)

Purchase price per share	$45.00	$47.50	$50.00	$52.50	$55.00	$57.50

Market premium ($43.47 - 9/10/01)	3.5%	9.3%	15.0%	20.8%	26.5%	32.3%

Fully diluted shares outstanding (1)	5.3	5.3	5.8	5.8	5.8	5.8

Equity value	238.9	252.1	289.6	304.1	318.6	333.0

Net debt (as of July 31, 2001) (2)	41.4	41.4	18.2	18.2	18.2	18.2

Aggregate value	$280.3	$293.5	$307.8	$322.3	$336.8	$351.3

Multiple of Aggregate Value to:

LTM 7/31/01 Revenue ($668.2 mm)	0.4x	0.4x	0.5x	0.5x	0.5x	0.5x

LTM 7/31/01 EBITDA ($49.1 mm)	5.7x	6.0x	6.3x	6.6x	6.9x	7.2x

LTM 7/31/01 EBIT ($37.2 mm)	7.5x	7.9x	8.3x	8.7x	9.0x	9.4x

LTM 7/31/01 Net income ($23.7 mm)	10.1x	10.6x	12.2x	12.8x	13.4x	14.0x

Shares to be purchased (3)	2.3	2.3	2.3	2.3	2.3	2.3

Take-out equity value (4)	$107.6	$113.2	$118.9	$124.6	$130.3	$135.9

Excess cash and marketable securities used in take-out	45.0	45.0	45.0	45.0	45.0	45.0

Incremental bank debt from going private transaction	62.6	68.2	73.9	79.6	85.3	90.9

(1)	Represents shares and in-the-money options outstanding.

(2)	Represents estimated $115.7mm debt (including $114.6mm deferred comp) less estimated cash, marketable securities and option proceeds from in the money options.

(3)	Represents non-family owned shares.

(4)	Represents cost to repurchase non-family owned shares including fees and expenses.

Project Ranger

Tentative going private transaction timetable

(1)	Assumes a two-step transaction (tender offer followed by a merger), requiring Buyer to get at least 90% in the tender offer to file a short-form merger. A one-step offer, which would require SEC approval of the proxy statement, would add six to eight weeks to the proposed timetable.

Project Ranger

Section 2

Going private transaction: illustrative analysis

Project Ranger

Illustrative analysis:
$50 purchase price per share

Summary assumptions

•	Transaction closing date of 7/31/01 for purposes of financial modeling

•	Hypothetical purchase price of $50.00 per share for the approximate 2.3 million shares not currently held by members of the Levy family

•	Utilize $45 million of existing cash and marketable securities to finance a portion of the transaction

•	7% cost of transaction debt

•	Maintain current dividend policy

•	Excludes potential payments for contingent liabilities and deferred compensation during projection period

•	Excludes future interest expense on non-bank debt liabilities

Project Ranger

Sources and uses: $50 purchase price per share

Sources of funds

Bank Debt	$73.9

Existing Cash	45.0

Total Sources	$118.9

Uses of funds

Equity Purchase Price	$113.5

Deal Expenses & Financing Fees	5.5

Total Uses	$118.9

Project Ranger

Summary balance sheet:
$50 purchase price per share

(FYE April 30; $ in millions)

		Projected FYE 4/30
	Pro forma
	7/31/01	2002	2003	2004	2005	2006

Cash	$29.3	$29.3	$29.3	$29.3	$31.0	$57.2

Other Current Assets	225.0	221.2	224.2	227.2	230.2	233.2

Property, Plant & Equipment	62.3	61.4	59.9	58.6	57.3	56.0

Other Non-Current Assets	57.5	56.4	55.3	54.2	53.1	52.0

Total Assets	374.1	368.4	368.7	369.4	371.7	398.4

Current Liabilities	72.4	76.4	76.4	76.4	76.4	76.4

Bank Debt	73.9	56.9	40.6	21.2	—	—

Notes Payable to Banks	1.1	—	—	—	—	—

Retirement & Deferred Compensation	114.6	114.6	114.6	114.6	114.6	114.6

Equity	112.1	120.5	137.1	157.2	180.7	207.4

Total Liabilities & Equity	$374.1	$368.4	$368.7	$369.4	$371.7	$398.4

Credit Statistics: (1)

Debt / Total Capitalization	40%	32%	23%	12%	—	—

Debt / Equity	67%	47%	30%	13%	—	—

Debt / EBITDA	1.30x	1.24x	0.81x	0.39x	—	—

EBITDA / Total Interest	13.60x	10.13x	14.78x	25.37x	NA	NA

(1)	Excludes Retirement and Deferred Compensation.

Project Ranger

Income statement: $50 purchase price per share

(FYE April 30; $ in millions)

	Projected FYE 4/30

	2002	2003	2004	2005	2006

Net Sales	$642.1	$647.2	$669.6	$697.4	$727.2

Cost of Sales	246.1	252.3	263.2	274.6	286.8

Gross Margin (Profit)	396.1	394.9	406.4	422.8	440.4

Marketing and Administrative Expense	350.1	344.5	351.5	363.3	376.8

EBITDA	46.0	50.4	54.9	59.4	63.7

Depreciation & Amortization	14.0	14.1	14.2	14.8	15.4

Operating Income (pre-transaction)	31.9	36.3	40.7	44.7	48.3

Transaction Cost Amort.	1.1	1.1	1.1	1.1	1.1

Operating Income	30.8	35.2	39.6	43.6	47.2

Interest & other income	2.4	1.8	1.8	1.8	2.6

Interest Expense:

Transaction Debt	3.4	3.4	2.2	0.7	0.0

Other	1.1	0.0	0.0	0.0	0.0

Total Interest Expense	4.5	3.4	2.2	0.7	0.0

Net Income from Cont. Ops. before Taxes	28.7	33.6	39.2	44.6	49.8

Provision for Income Taxes	10.9	12.8	14.9	17.0	18.9

Net Income from continuing ops.	$17.8	$20.8	$24.3	$27.7	$30.9

Project Ranger

Summary cash flow: $50 purchase price per share

(FYE April 30; $ in millions)

	Projected FYE 4/30

	2002	2003	2004	2005	2006

Net Income	$17.8	$20.8	$24.3	$27.7	$30.9

Depreciation and Amortization	14.0	14.1	14.2	14.8	15.4

Other Non-Cash Items	2.4	1.1	1.1	1.1	1.1

Change in Working Capital	(6.2)	(3.0)	(3.0)	(3.0)	(3.0)

Cash from Discontinued Operations	2.7	—	—	—	—

Cash from Operations	30.7	33.0	36.6	40.5	44.4

Capital Expenditures	12.2	12.6	12.9	13.5	14.0

Dividends Paid	4.2	4.2	4.2	4.2	4.2

Other	(0.7)	—	—	—	—

Cash Available for Debt Repayment / Other Items	$15.0	$16.3	$19.4	$22.9	$26.1

Project Ranger

Appendix I

Review of Ranger market performance and shareholder base

Project Ranger

Market valuation

($mm, except per share data)

Market performance

Current price (9/10/01)	$43.47

One month average	44.10

YTD average	47.83

52-week high (4/27/01)	57.10

low (10/12/00)	32.38

Equity value	$230.7

Net debt (1)	41.4

Total enterprise value (“TEV”)	$272.2

Implied valuation metrics

	Statistic (2)	Implied multiple

TEV/LTM 7/31/01 revenues	$668.2	0.4x

TEV/LTM 7/31/01 EBITDA	49.1	5.5

Equity value/LTM 7/31/01 net income	23.7	9.7

TEV/2002E revenues	642.1	0.4x

TEV/2002E EBITDA	46.0	5.9

Equity value/2002E net income	22.1	10.4

(1)	Net debt includes retirement and deferred compensation plans less cash and marketable securities.

(2)	Source for 2002 estimates: Company management.

Project Ranger

Share price performance: 1-year

($mm, except per share data)

Market statistics

Stock price (9/10/01)	$43.47

Fully-diluted shares outstanding (mm) (1)	5.307

Equity value	$230.7

Net debt(2)	41.4

Total enterprise value	$272.2

(1)	Fully diluted shares outstanding based on treasury stock method.

(2)	Net debt includes retirement and deferred compensation plans less cash and marketable securities.

52-week trading statistics

Average daily volume	8,105

high (4/27/01)	$57.10

low (10/12/00)	32.38

Historical share price performance

Daily: September 7, 2000 - September 7, 2001

(1)	12/08/00: Ranger reports operating income of $13 million and EPS of $1.92 for FY2001 Q2.

(2)	03/07/01: Ranger reports net sales of $159.0 million and operating income of $13.9 million for FY 2001 Q3.

(3)	06/01/01: Ranger reports net sales of $161.5 million and EPS of $.43 for FY2001 Q4 and net sales of $679.7 million and EPS of $5.65 for the year ended April 30, 2001.

(4)	08/28/01: Ranger reports net sales of $169.0 million and EPS of $1.33 for FY2002 Q1.

Project Ranger

Shareholder ownership analysis

Significant insider holdings(1)

Irvin L. Levy	1,443,857	27.2%

Lester A. Levy	1,427,362	26.9

John I. Levy	70,295	1.3

Robert Milton Levy	45,058	0.9

Walter M. Levy	26,229	0.5

Lester A. Levy, Jr.	23,942	0.5

Thomas B. Walker, Jr.	10,000	0.2

Robert L. Blumenthal	2,683	0.1

Ronald G. Steinhart	2,500	0.0

Rawles Fulgham	2,000	0.0

Total	3,053,926	57.5%

Top ten 13-F institutions

Dimensional Fund Advisors, Inc.	337,600	6.4%

Kestrel Investment Mgmt Corp.	215,300	4.1

Franklin Resources Inc.	200,000	3.8

Legg Mason Inc.	125,958	2.4

Barclays Bank PLC	100,058	1.9

AXA Financial, Inc.	72,400	1.4

Royce & Associates	62,700	1.2

LSV Asset Management	59,830	1.1

First Pacific Advisors, Inc.	52,600	1.0

Zurich Scudder Investments, Inc.	52,200	1.0

Total	1,278,646	24.1%

Ownership summary

Holders	Total	% of total
Directors and officers(1)	3,053,926	57.5%

Institutions — Top 5(2)	978,916	18.4

Institutions — total	1,818,788	34.3

Retail	435,116	8.2

Total shares outstanding	5,307,830	100.0%

Ownership breakdown

(1)	Source: Definitive Proxy statement, April 30, 2001, excludes stock options held by officers and directors, includes life estate interest and a family trust held by several members of the Levy family. Also excludes 10,000 shares filed for sale by both Lester A. Levy and Robert Milton Levy post-Proxy Statement.

(2)	Includes Dimensional Fund Advisors, Inc., Kestrel Investment Mgmt Corp., Franklin Resources, Inc. Legg Mason Inc. and Barclays Bank PLC.

Source: CDA/Spectrum unless otherwise noted.

Project Ranger

Shareholder profile and liquidity analysis

Shareholder profile

13F institutional holdings

Shareholders	Shares	%
Dimensional Fund Advisors, Inc.	337,600	6.4

Kestrel Investment Mgmt Corp.	215,300	4.1

Franklin Resources Inc.	200,000	3.8

Legg Mason Inc.	125,958	2.4

Barclays Bank PLC	100,058	1.9

AXA Financial, Inc.	72,400	1.4

Royce & Associates	62,700	1.2

LSV Asset Management	59,830	1.1

First Pacific Advisors, Inc.	52,600	1.0

Zurich Scudder Investments, Inc.	52,200	1.0

Top ten 13-F institutional holders	1,278,646

Liquidity analysis

Divestiture based on 25 percent of
average daily trading volume

30-day	3 month	6 month	12 month
383.3	99.8	122.4	166.6

244.5	63.6	78.1	106.2

227.1	59.1	72.5	98.7

143.0	37.2	45.7	62.1

113.6	29.6	36.3	49.4

82.2	21.4	26.2	35.7

71.2	18.5	22.7	30.9

67.9	17.7	21.7	29.5

59.7	15.5	19.1	26.0

59.3	15.4	18.9	25.8

Public float analysis

	Shares	%
Basic shares outstanding	5,307,830	100

Float(3)	1,916,304	36

Adjusted float(4)	1,274,988	24

Average daily

Period	Volume	Turnover(1)	Adj. turnover(2)
30-day	3,523	0.20%	0.30%

3 months	13,531	0.70	1.10

6 months	11,033	0.60	0.90

12 months	8,107	0.40	0.60

(1)	Average Daily Turnover = Avg. Daily Trading Volume/Float.

(2)	Adjusted Daily Turnover = Avg. Daily Trading Volume/Adjusted Float.

(3)	Float represents shares outstanding, less insider holdings and other 5 percent holders.

(4)	Adjusted Float represents Float less five largest institutional investors.

Source: CDA/Spectrum and Factset.

Project Ranger

Historical institutional ownership

Owner Name	30-Jun-01	31-Dec-00	30-Jun-00	31-Dec-99	30-Jun-99	31-Dec-98	30-Jun-98	31-Dec-97	30-Jun-97	31-Dec-96

DIMENSIONAL FD ADVISORS, INC.	337.6	337.6	340.3	340.2	302.0	182.2	176.5	169.4	129.9	116.1

KESTREL INVESTMENT MGMT CORP.	215.3	217.5	210.1	219.0	205.2	200.7	146.5	84.5	53.8	38.5

FRANKLIN RESOURCES INC.	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0

LEGG MASON INC.	126.0	50.9	52.8

BARCLAYS BANK PLC	100.1	98.9	105.7	82.9	55.4	97.0	109.0	110.2	125.3	133.8

AXA FINANCIAL, INC.	72.4	44.5	41.6	9.3	43.7	8.4	9.7	12.7	14.6	15.7

ROYCE & ASSOCIATES, INC.	62.7	47.0	42.0	29.8	22.8	18.8	30.0			—

LSV ASSET MANAGEMENT	59.8	51.4	49.0	57.4	53.2	51.3	43.7	34.6

FIRST PACIFIC ADVISORS, INC.	52.6	52.6	52.6	52.6	52.6	52.6	72.4	72.4	72.4	72.4

ZURICH SCUDDER INVTS, INC.	52.2	54.2	54.2	53.8	56.5	55.4	54.8	25.5	13.3

VANGUARD GROUP	47.8	62.2	56.1	36.5	29.6	29.0	28.1	22.9	21.5

STATE STR CORPORATION	39.4	39.0	39.9	26.3	20.5	19.8	23.4	25.6	19.3	27.1

WESTPEAK INVT ADVISORS, L.P.	37.8				—	19.0

BANK OF AMERICA CORPORATION	33.9	34.2	35.7	35.7	35.0	35.2	32.2	31.9	32.1	31.9

PENNSYLVANIA PUBLIC SCH EMP RE	32.6	65.1	65.4

MELLON BANK NA	30.7	34.6	38.2	56.3	70.9	68.8	77.4	68.1	70.2	30.4

GENERAL MOTORS ASSET MGMT	26.8	25.6	25.6	19.2

NORTHERN TRUST COMPANY	23.9	24.6	22.7	26.0	27.8	24.0	17.2	12.1	10.5	9.4

MILLENNIUM PARTNERS, LP	23.9	4.2

CALIFORNIA STATE TEACH RETIRE	23.4	17.8	31.0	31.9	31.9	31.9	31.9	31.9	31.9	31.9

COLLEGE RETIRE EQUITIES	20.7	25.8	30.8	30.2	30.4	31.1	27.1	30.1	30.1	30.1

Others	199.3	216.2	236.1	474.8	642.0	939.8	1,014.6	1,437.8	1,406.7	1,413.6

Total Institutional Shares Held	1,818.8	1,703.7	1,729.7	1,781.9	1,879.5	2,065.0	2,094.5	2,369.7	2,231.7	2,150.9

Minimum Share Price During Period	$38.50	$33.00	$35.19	$44.25	$46.06	$52.44	$60.06	$61.38	$57.00	$53.75

Mean Share Price During Period	49.57	37.68	42.03	46.88	53.78	62.29	64.03	67.18	60.91	56.33

Maximum Share Price During Period	56.28	42.88	46.63	51.19	65.38	72.38	72.25	72.63	65.50	62.50